Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to this Registration Statement on Form S-3/A of our report dated March 6, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SIGA Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
New York, New York
November 6, 2009